UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 10, 2007

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 30, 2007, VIVUS, Inc. (the “Company”) announced that it had received approval from the United States Food and Drug Administration (the “FDA”) for Evamist. Under the previously announced transaction with K-V Pharmaceutical Company (“K-V”) for the grant of a sublicense of exclusive rights to certain patents and know how related to Evamist and the sale of assets related to Evamist (the “Transaction”), the Company received an additional $140 million cash payment.

The Company recognizes revenue in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, Revenue Recognition, and Emerging Issues Task Force (“EITF”) Issue 00-21, Revenue Arrangements with Multiple Deliverables. Revenue arrangements with multiple deliverables are divided into separate units of accounting if certain criteria are met, including whether the delivered item has standalone value to the customer, and whether there is objective, reliable evidence of the fair value of the undelivered items. Consideration received is allocated among the separate units of accounting based on their relative fair values, and the applicable revenue recognition criteria are identified and applied to each of the units.

The Transaction contained multiple deliverables including the delivery at closing of the Evamist assets, a grant of a sublicense of the Company’s rights under a license related to Evamist, and a license to the MDTS applicator; the delivery, upon receipt of regulatory approval, of Evamist, along with all regulatory submissions; and, lastly, the delivery after FDA approval of certain transition services and a license to improvements to the MDTS applicator. On August 1, 2007, the Company transferred and assigned the Evamist FDA submissions, and all files related thereto (“FDA Approval”) to K-V.

Upon FDA Approval, the Company’s two remaining deliverables are the transition services to be performed under the Transition Services Agreement (“TSA”) and a license to improvements to the MDTS applicator during the two-year period commencing with the closing, or May 15, 2007, and ending on May 14, 2009. The Company has been able to establish fair value for the TSA. Given the unique nature of the license to improvements the Company is unable to obtain objective, reliable evidence of its fair value apart from the other deliverables. Accordingly, the delivered items, together with the undelivered items, are treated as one unit of accounting. Since the deliverables are treated as a single unit of accounting the revenue will be recognized over the term of the last deliverable, which in this case is the license to improvements which expires on May 15, 2009. In consultation with the Company’s independent auditors, the Company determined that the initial $10 million paid at closing and the $140 million paid upon FDA Approval should be recorded as deferred revenue and recognized as revenue together with the future billings, if any, under the TSA, ratably over the remaining 21.5-month term of the license to improvements, from August 1, 2007 to May 15, 2009.

The Company may also receive milestone payments of up to $30 million based upon sales of Evamist through the term of the agreements. Revenue associated with these performance milestones will be recognized based upon the achievement of the milestones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Lee B. Perry
Lee B. Perry Vice President and Chief Accounting Officer

Date:  October 10, 2007